EXHIBIT 10.22

                    MASTER EQUIPMENT LEASE AGREEMENT NO. 0039

THIS MASTER EQUIPMENT LEASE AGREEMENT NO. 0039 is entered into effective October 20, 1997 by and between PHOENIX LEASING INCORPORATED as lessor ("Lessor") and BIG ENTERTAINMENT, INC. as lessee ("Lessee").

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the equipment, machinery, fixtures and intangibles, whether now owned or hereafter acquired, described on the Schedule attached hereto or on any subsequently-executed Schedule entered into by Lessor and Lessee which incorporates this Master Equipment Lease Agreement No. 0039 by reference, and all present and future substitutions and replacements of and additions, improvements, accessions and accumulations to the same, together with all rents, issues, income, profits and proceeds therefrom (collectively, the "Equipment"). Lessor leases the Equipment to Lessee upon the terms and conditions set forth in the Terms and Conditions of Lease attached hereto and incorporated herein by this reference.

LESSOR:                                     LESSEE:

PHOENIX LEASING INCORPORATED                BIG ENTERTAINMENT, INC.

By:_________________________                By:________________________________

Name:_______________________                Name (Print):______________________

Title:______________________                Title:_____________________________

             LESSEE'S SIGNATURE ON THIS DOCUMENT MUST BE NOTARIZED.

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                          TERMS AND CONDITIONS OF LEASE

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, upon the following terms and conditions, the Equipment described on each schedule to this Master Equipment Lease Agreement entered into by Lessor and Lessee, which schedule(s) incorporate(s) this Master Equipment Lease Agreement and Terms and Conditions of Lease by reference ("Schedule"). Each Schedule shall constitute a separate and independent lease and contractual obligation of Lessee. The term "Lease" as used herein refers collectively to any Schedule, the Master Equipment Lease Agreement, these Terms and Conditions of Lease, and any other documents executed in connection with any of the above.

1. TERM OF LEASE. The term of this Lease commences on the date Lessee executes an acceptance notice for the Equipment. Rental payments shall commence on the "Rent Commencement Date" as provided in Section 7 hereof and remaining rents are due on the first day of each consecutive month thereafter. The term ends upon the expiration of the number of months in the "Base Term," as shown on any Schedule(s) after the Rent Commencement Date.

2. NON-CANCELLABLE LEASE. This Lease cannot be cancelled or terminated except as expressly provided herein. This Lease is a net lease, and the obligations of Lessee to pay rent and other sums hereunder and the rights of Lessor and its assignee to those payments are absolute and unconditional. If Lessee is a franchisee, Lessee shall remain fully liable under this Lease notwithstanding any modification or termination of Lessee's status as a franchisee.

3. LESSOR COMMITMENT. So long as no Event of Default or event which with the giving of notice or passage of time, or both, could become an Event of Default has occurred or is continuing, Lessor agrees to lease to Lessee the groups of Equipment described on the Schedule, subject to the following conditions: (a) that in no event shall Lessor be obligated to lease Equipment to Lessee hereunder where the aggregate purchase price of all Equipment leased to Lessee hereunder would exceed the commitment amount shown in the commitment letter executed by Lessee and Lessor ("Commitment Letter"); (b) Lessor shall not be obligated to purchase Equipment hereunder after the expiration or revocation of the commitment indicated in the Commitment Letter; (c) the equipment described on the Schedule is acceptable to Lessor; (d) with respect to each funding Lessee has provided to Lessor each of the closing documents described in the Commitment Letter (which documents shall be in form and substance acceptable to Lessor) and which list may be modified for each subsequent funding; (e) there is no material adverse change in Lessee's condition, financial or otherwise, as determined by Lessor; (f) Lessor has not discovered any additional adverse information about Lessee's condition, financial or otherwise, as determined by Lessor; (g) Lessor, or its agent, has, at its option inspected and placed identification labels on the Equipment; and (h) the amount of Equipment purchased by Lessor at any one time shall be at least equal to $20,000 except for a final advance which may be less than $20,000. In the event of a conflict between the terms and conditions of the Commitment Letter and of this Lease, the terms and conditions of this Lease shall govern.

4. NO WARRANTIES BY LESSOR. (a) Lessee has selected both (i) the Equipment and
(ii) the supplier named on any Schedule(s) (herein called "Vendor") from whom Lessor is to purchase the Equipment. LESSOR MAKES NO WARRANTY EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, ITS COMPLIANCE WITH ANY APPLICABLE GOVERNMENTAL REQUIREMENTS OR REGULATIONS AND ITS NON-INFRINGEMENT OF ANY PATENTS OR OTHER RIGHTS AND, AS TO LESSOR AND ITS ASSIGNEE, LESSEE LEASES THE EQUIPMENT "AS IS." (b) If the Equipment is not properly installed, does not operate as represented or warranted by the Vendor or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against the Vendor and shall, nevertheless, pay Lessor all rent payable under this Lease. Lessee hereby waives any such claims as against Lessor or its assignee. Lessor hereby agrees to assign to Lessee solely for the purpose of making and prosecuting any said claim, all of the rights which Lessor has against the Vendor for breach of warranty or other representation respecting the Equipment. Lessor shall have no responsibility for delay or failure to fill the order. (c) LESSEE UNDERSTANDS AND AGREES THAT NEITHER THE VENDOR NOR ANY SALESMAN OR OTHER AGENT OF THE VENDOR IS AN AGENT OF LESSOR. NO SALESMAN OR AGENT OF THE VENDOR IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THIS LEASE. (d) LESSEE'S DUTY TO PAY THE RENT AND PERFORM ITS OTHER OBLIGATIONS AS SET FORTH IN THIS LEASE IS ABSOLUTE AND SHALL NOT BE AFFECTED BY (i) ANY REPRESENTATIONS AS TO THE EQUIPMENT OR ANY OTHER MATTER BY THE VENDOR, (ii) THE DEFICIENCY OR INADEQUACY OF THE EQUIPMENT FOR ANY PURPOSE, WHETHER OR NOT KNOWN OR DISCLOSED TO LESSEE, (iii) ANY DEFICIENCY OR DEFECT IN THE EQUIPMENT, (iv) THE USE OR PERFORMANCE OF THE EQUIPMENT, OR (v) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING. The undersigned Lessee hereby requests Lessor to lease Equipment to Lessee on the terms and conditions of this Lease. Lessee hereby authorizes Lessor to insert in this Lease the serial numbers and other identification data of the Equipment when determined by Lessor.

5. LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Lessee represents and warrants that: (a) it is in good standing under the laws of the state of its formation, and duly qualified to do business in each state where the Equipment will be located; (b) it has full authority to execute and deliver this Lease and perform the terms hereof, and this Lease has been duly authorized and constitutes the valid and binding obligation of Lessee, enforceable in accordance with its terms; (c) this Lease will not contravene any law, regulation or judgment affecting Lessee or any affiliate of Lessee or result in any breach of any agreement or other instrument binding on Lessee; (d) no consent of Lessee's shareholders, partners, trustee(s), officers, members or managers, as applicable, or holder of any indebtedness, or filing with, or approval of, any governmental agency or commission, is a condition to the performance of the terms hereof; (e) there is no action or proceeding pending or threatened against Lessee or any affiliate of Lessee before any court or administrative agency which might have a materially adverse effect on the business, financial condition or operations of Lessee; (f) no deed of trust, mortgage or third party interest or lien have attached or will attach to the Equipment and Lessee will take all actions reasonable and necessary to remove any deed of trust, mortgage or third party interest or lien that attaches to the Equipment; (g) the Equipment will remain at all times under applicable law removable personal property, free and clear of any lien or encumbrance in favor of Lessee or any other person, notwithstanding the manner in which the Equipment may be attached to any real property; (h) the Equipment will be located within the United States; and (i) all credit, financial information and all documents regarding Lessee or any affiliate of Lessee submitted to Lessor herewith or at any time is true and correct.

6. EQUIPMENT ORDERING. Lessee shall be responsible for all packing, rigging, transportation and installation charges for the Equipment. Lessee shall arrange for delivery of Equipment so that it can be accepted in accordance with Section 7 hereof.

7. LESSEE ACCEPTANCE. By execution of an acceptance notice, Lessee acknowledges receipt of the Equipment in good condition and further acknowledges acceptance thereof as satisfactory for purposes of this Lease or related documents. The first day of the month following the date Lessee accepts the Equipment shall be the Rent Commencement Date.

8. LOCATION; INSPECTION; LABELS. The Equipment shall be delivered to the Equipment location shown in this Lease, or if none is specified, to the address of Lessee as shown on the Schedule(s). Lessee must obtain Lessor's written consent before the Equipment is moved to a new location. Lessor shall have the right to inspect the Equipment at any reasonable time. Lessee shall be responsible for all labor, material and freight charges incurred in connection with any removal or relocation of such Equipment which is requested by Lessee and consented to by Lessor, as well as for any charges due to the installation or moving of the Equipment. The rent payments shall continue during any period in which the Equipment is in transit during a relocation. If Lessor supplies Lessee with labels stating that Equipment is owned by Lessor, Lessee shall affix such labels to and keep them in a prominent position on the Equipment. Lessee will notify Lessor at least 30 days prior to changing its name, principal place of business or chief executive office.

9. EQUIPMENT MAINTENANCE. Lessee, at Lessee's expense, will maintain the Equipment in good condition and working order and repair and replace parts thereof as required. All such replacement parts shall be the sole property of Lessor and shall be part of the Equipment, without payment of any consideration to Lessee. Lessee shall not cause or permit to be caused any manufacturer's warranty covering any of the Equipment to become void for any reason.

10. LOSS OR DAMAGE. Lessee assumes the entire risk of loss to the Equipment through use, operation or otherwise, and Lessee hereby indemnifies and holds harmless Lessor from and against all claims, costs, damages and expenses relating to or resulting from any loss, damage or destruction of the Equipment. Upon any loss, damage or destruction of any unit of Equipment, Lessee shall pay to Lessor all amounts due under this Lease up to the date of the loss or damage and, at Lessor's option, Lessee shall either (a) repair such item, returning it to good operating condition, unless damaged beyond repair, (b) replace the damaged Equipment with identical equipment, acceptable to Lessor, in good condition and of equivalent value, which shall become the property of Lessor, be included as Equipment hereunder and become subject to the terms of this Lease, or (c) pay to Lessor all rents which would accrue through to the end of the Base Term, plus any other amounts due.

11. INDEMNITY. Lessee will protect, indemnify and save harmless Lessor, its agents, affiliates, employees, successors and assigns from and against all liabilities (including negligence, tort and strict liability), claims, damages, losses, costs and expenses, including attorneys' fees, imposed upon or incurred by or asserted against Lessor by Lessee or any third party by reason of the occurrence or existence (or alleged occurrence or existence) of any act or event relating to or caused by the Equipment (regardless of where, how and by whom the Equipment is operated), including, but not limited to, consequential or special damages of any kind, or any failure on the part of Lessee to perform or comply with any of the terms of this Lease. In the event that any action, suit or proceeding is brought against Lessor by reason of any such occurrence, Lessee, upon request of Lessor, will at Lessee's expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated and approved by Lessor. The indemnities and obligations provided herein shall continue in full force and effect notwithstanding the expiration or termination of this Lease.

12. INSURANCE. Lessee, at its expense, shall keep the Equipment insured for the entire term and any extensions of this Lease against all risks of physical loss or damage and in such amounts as Lessor shall approve, and such insurance shall provide for a loss payable endorsement to Lessor and any assignee of Lessor, for the full replacement value of the Equipment. Lessee, at its expense, shall also maintain commercial general liability insurance with respect to loss or damage for personal injury, death, or property damage naming Lessor and/or any assignee of Lessor as additional insured, in amounts acceptable to Lessor. The insurer shall agree to give thirty (30) days written notice to Lessor before cancellation or material change of any policy of insurance. Lessee will provide Lessor and any assignee of Lessor with a certificate of insurance from the insurer evidencing Lessor's or such assignee's interest in the policy of insurance. If Lessee fails to provide or maintain insurance as required herein, Lessor shall have the right, but shall not be obligated, to obtain such insurance. In that event, Lessee shall reimburse Lessor for the cost thereof. Lessee acknowledges that insurance purchased by Lessor covering loss and damage to the Equipment may not include full coverage for computer software, and Lessee will remain fully liable for loss or damage to such software.

13. TAXES. (a) Lessee agrees to report the Equipment as equipment leased from Lessor and not as equipment owned by Lessee on Lessee's personal property tax return. (b) Lessee agrees to reimburse Lessor for (or pay directly, as instructed by Lessor), and to indemnify and hold Lessor harmless from, all fees including (but not limited to, license, documentation, recording and registration fees), and all sales, use, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges, or withholdings of any nature whatsoever, together with any penalties, liens, additions to tax, or interest thereon (all of the foregoing being hereafter referred to as "Impositions") arising at any time prior to or during the term of this Lease, or upon expiration or early termination of this Lease and levied or imposed upon Lessor directly or otherwise by any Federal, state or local government in the United States or by any foreign country or foreign or international taxing authority upon or with respect to (i) the Equipment, (ii) the exportation, importation, registration, purchase, ownership, delivery, leasing, possession, use, operation, storage, maintenance, repair, return, sale, transfer of title, or other disposition thereof, (iii) the rentals, receipts or earnings arising from the Equipment, or any disposition thereof, (iv) any payment pursuant to this Lease, or (v) this Lease or the transaction or any part thereof excluding, however, taxes based upon or measured by Lessor's net income imposed or levied by the United States or any state thereof but not excluding any such net income taxes which by the terms of the statute imposing such tax expressly relieves Lessee or Lessor from the payment of any Impositions which Lessee could otherwise have been obligated to pay or indemnify. The indemnities and obligations provided herein shall continue in full force and effect notwithstanding the expiration or termination of this Lease.

14. PAYMENT BY LESSOR. If Lessee shall fail to make any payment or perform any act required hereunder, the Lessor, at its option, and after such notice to Lessee as is reasonable under the circumstances, may make such payment or perform such act with the same effect as if made or performed by Lessee. Lessee will reimburse Lessor upon demand for all sums paid and all costs and expenses incurred in connection with the performance of any such act.

15. SURRENDER OF EQUIPMENT. Unless otherwise provided for herein, upon termination or expiration of this Lease, Lessee will surrender the Equipment to Lessor in as good order and condition as originally installed, reasonable wear and tear excepted. Lessor may, at its sole option, arrange for removal and transportation of the Equipment provided that Lessee's obligations under Section 10, 11, 12 and 13 shall not be released. Lessee shall bear all expenses of returning the Equipment to Lessor's location or other location within the United States as Lessor may request. In the event Lessee fails to return the Equipment as herein provided, the term of this Lease shall be automatically extended on a month-to-month basis cancellable by either party on 60 days prior written notice to the other party on the same Terms and Conditions of Lease, including Monthly Rental Payment, as were in effect during the Base Term.

16. ASSIGNMENT. WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE SHALL NOT (a) ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THIS LEASE, EQUIPMENT, OR ANY INTEREST THEREIN, OR (b) SUBLET OR LEND EQUIPMENT OR PERMIT IT TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEE'S EMPLOYEES OR (c) MERGE INTO, CONSOLIDATE WITH OR CONVEY OR TRANSFER ITS PROPERTIES SUBSTANTIALLY AS AN ENTIRETY TO ANY OTHER PERSON OR ENTITY. Lessor may assign this Lease or grant an interest in the Equipment, or both, in whole or in part without notice to Lessee. If Lessee is given notice of such assignment it agrees to acknowledge receipt thereof in writing and to sign such other documents as Lessor or the assignee may reasonably require. Each such assignee and/or secured party shall have all of the rights, but none of the obligations, of Lessor under this Lease unless it expressly agrees to assume such obligations in writing. Lessee shall not assert against assignee and/or secured party any defense, counterclaim or offset that Lessee may have against Lessor. Notwithstanding any such assignment and provided no Event of Default has occurred and is continuing, Lessor or its assignees, secured parties, or their agents or assigns shall not interfere with Lessee's right to quietly enjoy use of the Equipment subject to the terms and conditions of this Lease. Subject to the foregoing, this Lease inures to the benefit of and is binding upon the successors and assignees of the parties hereto.

17. DEFAULT. (a) EVENTS OF DEFAULT. Any of the following events or conditions shall constitute an Event of Default hereunder: (i) Lessee's failure to pay any monies due to Lessor hereunder beyond the fifth (5th) day after the same is due;
(ii) Lessee's default in performing any term, covenant or condition hereof or under any other agreement between Lessee and Lessor if such default is not cured by Lessee within five (5) days of receipt of notice thereof; (iii) seizure of any or all the Equipment under legal process; (iv) the filing by or against Lessee of a petition for reorganization or liquidation under the Bankruptcy Code or any amendment thereto or under any other insolvency law providing for the relief of debtors; (v) the voluntary or involuntary making of an assignment of a substantial portion of its assets by Lessee, or any guarantor ("Guarantor") under any guaranty executed in connection with this Lease ("Guaranty") for the benefit of its creditors, the appointment of a receiver or trustee for Lessee or any Guarantor, PROVIDED that in the case of all such involuntary proceedings, same are not dismissed within sixty (60) days after commencement; for any of Lessee's or Guarantor's assets, the institution by or against Lessee or any Guarantor of any formal or informal proceeding for dissolution, liquidation, settlement of claims against or winding up of the affairs of Lessee or any Guarantor; (vi) the making by Lessee or any Guarantor of a transfer of all or a material portion of Lessee's or Guarantor's assets or inventory not in the ordinary course of business; (vii) Lessee's default under any other agreement or Schedule between Lessor and Lessee or default shall occur under any lease of real property covering the location of the Equipment if such failure to comply or perform is not cured by Lessee within 5 days after Lessee knows of the noncompliance or nonperformance or notice from Lessor; or (viii) with respect to any mortgage, deed of trust, intercreditor agreement or any other credit enhancement or credit support agreement signed or issued by any party in connection with Lessee's obligations under this Lease, the party signing or issuing any such agreement defaults in its obligations thereunder or any such agreement shall cease to be in full force and effect. (b) REMEDIES. If an Event of Default shall have occurred and be continuing as to any Schedule, Lessor shall have the right to exercise, at its sole discretion, any one or more of the following remedies: (i) terminate this Lease; (ii) without affecting Lessor's title or right to possession of the Equipment, declare due and recover all monthly rental payments and other amounts then accrued or thereafter accruing for the entire Base Term or any extension thereof, which the parties agree is a fair and reasonable amount; (iii) require the Lessee to promptly redeliver the Equipment in the manner specified in Section 15 hereof; (iv) repossess the Equipment without notice, legal process, prior judicial hearing or liability for trespass or other damages (WHICH RIGHTS LESSEE HEREBY VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY WAIVES); (v) take possession of the Equipment and sell all or any portion at public or private sale without demand or notice of intention to sell. Such repossession of the Equipment shall not terminate Lessee's obligations under this Lease unless Lessor so notifies Lessee in writing. If Lessor is unable to repossess the Equipment, then it is deemed a total loss and Lessee must pay the replacement cost as determined by Lessor; (vi) foreclose on any personal property, real property or other collateral granted to, or repossess any Equipment purchased by, Lessor pursuant to any other agreement or any Schedule between Lessor and Lessee; and (vii) exercise any rights and remedies available under the Uniform Commercial Code, any other applicable law or in equity. All such remedies are cumulative and may be enforced separately or concurrently.

18. LATE PAYMENTS. Lessee shall pay Lessor an amount equal to 10% per month of all amounts owed Lessor by Lessee which are not paid by the first of the month, but in no event shall Lessee pay more than an amount greater than the highest rate of interest permitted by applicable law. Any excess amounts shall be applied to Lease payments. If such funds have not been received by Lessor at Lessor's place of business or by Lessor's designated agent or assignee by the date such funds are due under this Lease, Lessor shall bill Lessee for such charges. Lessee acknowledges that invoices for accounts due under this Section 18 or under this Lease and Schedules are sent by Lessor for Lessee's convenience only. Lessee's non-receipt of an invoice will not relieve Lessee of its obligation to make payments hereunder.

19. LESSOR'S EXPENSE. Lessee shall pay Lessor all costs and expenses, including reasonable attorneys' fees and the fees of collection agencies, incurred by Lessor in (a) enforcing any of the terms, conditions or provisions hereof, and
(b) in connection with any bankruptcy or post-judgment proceeding, whether or not suit is filed and, including, without limitation, those incurred in each and every action, suit or proceeding, including any and all appeals and petitions therefrom and all fees and costs incurred by Lessor.

20. OWNERSHIP; PERSONAL PROPERTY. The Equipment shall be and remain personal property of Lessor notwithstanding any attachment or fixation to other items of equipment or real property or any building thereon and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease; and upon termination of the Lease term, Lessee shall have the duty and Lessor shall have the right, to remove the Equipment from the premises where the same be located whether or not affixed or attached to the real property or any building, at the cost and expense of Lessee.

21. ALTERATIONS; ATTACHMENTS. No alterations or attachments shall be made to the Equipment without Lessor's prior written consent, which shall not be given for changes that will affect the reliability and utility of the Equipment, or which cannot be removed without damage to the Equipment or which in any way affect the value of the Equipment for purposes of resale or re-lease, unless the Lessee agrees in writing to bear the costs of restoration of the Equipment to the original condition. All alterations and attachments to the Equipment shall become part of the Equipment hereunder.

22. PURCHASE OPTION. If no Event of Default shall have occurred and be continuing, Lessee shall be entitled at its option upon written notice to Lessor at least ninety (90) days prior to the end of the Base Term, to purchase the Equipment from Lessor at the end of the Base Term for $1.00. On the date of such purchase Lessee shall pay to Lessor the purchase price for the Equipment (plus any taxes levied thereon) and Lessor shall sell the Equipment AS-IS-WHERE-IS WITHOUT ANY WARRANTY OR REPRESENTATION WHATSOEVER. IN THE EVENT THAT A PROVISION REGARDING PURCHASE OF THE EQUIPMENT IS INCLUDED IN ANY SCHEDULE OR ON A RIDER TO A SCHEDULE, THAT PROVISION SHALL PREVAIL AND THE TERMS OF THIS SECTION SHALL NOT BE APPLICABLE.

23. ASSIGNMENT OF PURCHASE RIGHTS AND LICENSE RIGHTS. If the Equipment is subject to a purchase agreement or license agreement to which Lessee is a party, Lessee hereby assigns to Lessor its rights, including the right to take title to the Equipment, but none of the obligations, except the obligation to pay for the Equipment upon its acceptance by the Lessee.

24. SOFTWARE, FRANCHISE FEES, AND SOFT COSTS. The term "Equipment" as used herein shall include Lessor's right, title and interest in any computer software purchased and/or licensed from a software vendor, ("Software"), franchise fees financed by Lessor, ("Franchise Fees") and other items financed by Lessor which have no resale value to Lessor ("Soft Costs"). Lessee acknowledges that all Lessee's obligations under this Lease with respect to the Equipment will apply equally to such Software, Franchise Fees, and Soft Costs, including, but not limited to, Lessee's obligation to pay rent to Lessor. The term "purchase" as used herein with respect to Equipment shall mean "license" with respect to Software which is the subject of a license agreement.

25. UPGRADE. At Lessee's request and upon approval by Lessor of credit and other terms, Equipment subject to this Lease may be upgraded. Upgrades shall be leased to Lessee at the then current lease rate as determined by Lessor.

26. FINANCING STATEMENTS. Lessee will execute financing statements pursuant to the Uniform Commercial Code when so requested by Lessor. Pursuant to Section 35 hereof, Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact and hereby authorizes Lessor to sign and file Uniform Commercial Code Financing statements at all places where Lessor deems necessary.

27. MISCELLANEOUS. (a) Lessee shall provide Lessor with such corporate resolutions, opinions of counsel, financial statements, and other documents as Lessor shall require from time to time. (b) If more than one Lessee is named in this Lease, the liability of each shall be joint and several. (c) LESSEE REPRESENTS THAT THE EQUIPMENT IS BEING LEASED HEREUNDER FOR BUSINESS PURPOSES AND AGREES THAT UNDER NO CIRCUMSTANCES SHALL THIS LEASE BE CONSTRUED AS A CONSUMER CONTRACT. (d) Time is of the essence with respect to this Lease. (e) There shall be only one original of this Lease and it shall be so marked. No security interest may be created in this Lease through transfer or possession of any copy other than the original.

28. NOTICES. All notices hereunder shall be in writing, by registered mail, and shall be directed, as the case may be to Phoenix Leasing Incorporated, 2401 Kerner Boulevard, San Rafael, California 94901, Attention: Asset Management, and to the Lessee at its address as shown on the Schedule(s), unless otherwise specified.

29. GOVERNING LAW; VENUE. This Lease shall be deemed to have been negotiated, entered into and performed in the State of California and it is understood and agreed that the validity of this Lease and of any of its terms and provisions, as well as the rights and duties of the parties to this Lease shall be construed pursuant to and in accordance with the laws of the State of California, without giving effect to conflicts of law principles. Lessee agrees that any action or proceeding arising out of or relating to this Lease may be brought in the courts of Marin County, California and by execution and delivery of this Lease, Lessee irrevocably submits to such jurisdiction and waives personal service of process and any right to assert the doctrine of forum non conveniens.

30. TRIAL BY JURY WAIVER. LESSEE AND LESSOR EACH KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM.

31. ENTIRE AGREEMENT. The Lessee acknowledges that Lessee has read this Lease, understands it and agrees to be bound by its terms, and further agrees that it constitutes the entire agreement between Lessor and Lessee with respect to the subject matter hereof and supersedes all previous agreements, promises, or representations.

32. AMENDMENTS. This Lease, or any provision hereunder, may not be waived, changed, altered or modified except by an instrument in writing signed by a duly authorized representative of Lessee and of Lessor.

33. WAIVER. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision herein shall not be construed as a consent or waiver of any other breach of the same or any other provision.

34. SEVERABILITY. If any provision of this Lease is held invalid, such invalidity shall not affect any other provisions hereof.

35. POWER OF ATTORNEY. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact, with full authority in the place and stead of Lessee and in the name of Lessee, from time to time in Lessee's discretion, to take any action and to execute any instrument which Lessor may deem necessary or advisable to accomplish the purposes of this Lease and any documents and instruments contemplated therein or thereby to the extent permitted by law.

LESSEE'S INITIALS:____________________      LESSOR'S INITIALS:__________________